Exhibit 99.1
ALLEGHANY CORPORATION REPORTS 2006 THIRD QUARTER RESULTS — STOCKHOLDERS’ EQUITY PER COMMON SHARE INCREASES 11.0% SINCE 2005 YEAR END.
     NEW YORK, NY, November 6, 2006 — Stockholders’ equity per common share of Alleghany Corporation (NYSE-Y) at September 30, 2006 was $257.15, an increase of 11.0% from stockholders’ equity per common share of $231.72 at December 31, 2005 (all as adjusted for the stock dividend declared in February 2006), Weston M. Hicks, President and chief executive officer of Alleghany, announced today. Mr. Hicks commented, “All of our insurance subsidiaries produced strong underwriting results and good top-line growth during the third quarter and first nine months of 2006. We are especially pleased with the progress that we believe RSUI has made in reducing its exposure to infrequent, large catastrophe losses. Although it is difficult to measure such exposure precisely, we believe that it has declined substantially since this time last year.” On a consolidated basis, cash and invested assets were approximately $4.02 billion at September 30, 2006, an increase of 26.4% from approximately $3.18 billion at December 31, 2005.
     Alleghany’s net earnings from continuing operations in the third quarter of 2006 were $53.4 million, or $5.93 per common share (presented on a diluted basis throughout), compared with a net loss of $100.8 million, or $12.52 per common share, in the third quarter of 2005. 2006 third quarter net earnings were $53.4 million, or $5.93 per common share, compared with a net loss of $92.5 million, or $11.49 per common share, in the corresponding 2005 period. Net earnings amounts reflect discontinued operations, which consist of the operations of World Minerals, Inc. prior to its disposition in July 2005.
     Highlights of Alleghany’s results for the three months ended September 30, 2006 and 2005 are as follows:

			Per share(1)
(in millions, except for per share and share amounts)	2006	2005	2006	2005
		Restated(2)

Net earnings (loss) from continuing operations (3)	$53.4	$(100.8)	$5.93	$(12.52)

Adjustments:

Add: Net catastrophe losses after tax	3.3	179.7	0.36	22.33

Deduct: Realized capital losses (gains)	0.3	(32.4)	0.03	(4.03)

Net earnings from continuing operations, as adjusted (4)	$57.0	$46.5	$6.32	$5.78

Average number of outstanding shares of common stock on a diluted basis (5)			9,001,739	8,050,516

(1)	Represents diluted earnings per share of common stock and includes the impact on net earnings resulting from the inclusion of dilutive securities under the “if-converted method.”

(2)	As described in more detail in Note 18 to the Consolidated Financial Statements contained in Alleghany’s Annual Report on Form 10-K for the year ended December 31, 2005, quarterly results for the three months ended September 30, 2005 have been restated to correctly account for a $4.2 million increase in deferred tax valuation allowance which had been established at June 30, 2005 and was subsequently reversed at September 30, 2005. The $4.2 million benefit is now properly reflected as part of continuing operations, rather than discontinued operations. This restatement did not have any effect on Alleghany’s net earnings or financial position for any period during 2005, nor for the year-to-date results from continuing or discontinued operations.

(3)	After tax and application of minority interest expense representing third party ownership of Darwin common stock as a result of its initial public offering in May 2006.

(4)	Adjusted to exclude net catastrophe losses after tax and realized capital gains.

(5)	Adjusted to reflect the dividend of common stock declared in February 2006.
     Alleghany’s net earnings from continuing operations in the first nine months of 2006 were $185.8 million, or $22.22 per common share, compared with a net loss of $6.8 million, or $0.85 per common share, in the first nine months of 2005. 2006 nine month net earnings were $185.8 million, or $22.22 per common share, compared with a net loss of $0.2 million, or $0.03 per common share, in the corresponding 2005 period. Highlights of Alleghany’s results for the nine months ended September 30, 2006 and 2005 are as follows:

			Per share(1)
(in millions, except for per share and share amounts)	2006	2005	2006	2005

Net earnings (loss) from continuing operations (2)	$185.8	$(6.8)	$22.22	$(0.85)

Adjustments:

Add: Net catastrophe losses after tax	6.2	188.8	0.74	23.49

Deduct: Realized capital losses (gains)	(11.3)	(63.5)	(1.35)	(7.90)

Net earnings from continuing operations, as adjusted (3)	$180.7	$118.5	$21.61	$14.74

Average number of outstanding shares of common stock on a diluted basis (4)			8,380,092	8,038,743

(1)	Represents diluted earnings per share of common stock and includes the impact on net earnings resulting from the inclusion of dilutive securities under the “if-converted method.”

(2)	After tax and application of minority interest expense representing third party ownership of Darwin common stock as a result of its initial public offering in May 2006.

(3)	Adjusted to exclude net catastrophe losses after tax and realized capital gains.

(4)	Adjusted to reflect the dividend of common stock declared in February 2006.
     The comparative contributions to earnings from continuing operations before taxes and minority interest made by Alleghany Insurance Holdings LLC (“AIHL,” a holding company for Alleghany’s property and casualty insurance businesses consisting of RSUI Group, Inc. (“RSUI”), Capitol Transamerica Corporation (“CATA”) and Darwin Professional Underwriters, Inc. (“Darwin”) and reinsurance business conducted by AIHL Re LLC (“AIHL Re”)), and corporate activities (consisting of Alleghany Properties LLC and corporate activities at the parent level), were as follows (in millions):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
		Restated*

AIHL	$93.5	$(206.5)	$257.8	$(71.3)
Corporate activities	(7.4)	38.2	4.1	47.8

Total	$86.1	$(168.3)	$261.9	$(23.5)

*	See Footnote 2 on page 2
     The comparative pre-tax contributions to AIHL’s results made by its operating units RSUI, CATA, Darwin and AIHL Re were as follows (in millions, except ratios):

Three months ended September 30,

	RSUI	AIHL Re	CATA	Darwin	AIHL
2006

Gross premiums written	$389.2	$—	$47.2	$65.4	$501.8
Cession to AIHL Re	(58.0)	58.0	—	—	—

Gross premiums written after AIHL Re cession	$331.2	$58.0	$47.2	$65.4	$501.8

Net premiums written	112.1	58.0	45.2	41.9	257.2

Net premiums earned (1)	$165.9	$17.5	$44.1	$35.0	$262.5
Loss and loss adjustment expenses	81.7	—	20.2	24.2	126.1
Underwriting expenses (2)	37.3	0.2	17.9	9.5	64.9

Underwriting profit (3)	$46.9	$17.3	$6.0	$1.3	71.5

Net investment income (1)					33.9
Net realized capital losses (1)					(0.4)
Other income (1)					0.2
Other expenses (2)					(11.7)

Earnings before income taxes and minority interest					$93.5

Loss ratio (4)	49.2%	—	45.7%	69.2%	48.0%
Expense ratio (5)	22.5%	1.2%	40.6%	27.1%	24.7%
Combined ratio (6)	71.7%	1.2%	86.3%	96.3%	72.7%

2005

Gross premiums written	$305.9	—	$44.1	$43.0	$393.0
Net premiums written	134.0	—	41.7	26.0	201.7

Net premiums earned (1)	$133.1	—	$39.4	$22.0	$194.5
Loss and loss adjustment expenses	326.8	—	18.3	14.9	360.0
Underwriting expenses (2)	32.7	—	16.3	6.7	55.7

Underwriting (loss) profit (3)	$(226.4)	—	$4.8	$0.4	(221.2)

Net investment income (1)					17.2
Net realized capital gains (1)					4.6
Other income (1)					0.7
Other expenses (2)					(7.8)

Earnings before income taxes and minority interest					$(206.5)

Loss ratio (4)	245.5%	—	46.3%	68.1%	185.1%
Expense ratio (5)	24.6%	—	41.5%	30.3%	28.7%
Combined ratio (6)	270.1%	—	87.8%	98.4%	213.8%

Nine months ended September 30,

	RSUI	AIHL Re	CATA	Darwin	AIHL
2006

Gross premiums written	$1,092.2	—	$141.1	$183.4	$1,416.7
Cession to AIHL Re	(58.0)	58.0	—	—	—

Gross premiums written after AIHL Re cession	$1,034.2	$58.0	$141.1	$183.4	$1,416.7

Net premiums written	503.9	58.0	134.8	115.1	811.8

Net premiums earned (1)	$500.4	$17.5	$127.7	$94.2	$739.8
Loss and loss adjustment expenses	248.5	—	58.1	65.2	371.8
Underwriting expenses (2)	102.3	0.2	54.3	25.7	182.5

Underwriting profit (3)	$149.6	$17.3	$15.3	$3.3	185.5

Net investment income (1)					87.4
Net realized capital gains (1)					15.0
Other income (1)					1.6
Other expenses (2)					(31.7)

Earnings before income taxes and minority interest					$257.8

Loss ratio (4)	49.7%	—	45.4%	69.2%	50.2%
Expense ratio (5)	20.4%	1.2%	42.6%	27.3%	24.7%
Combined ratio (6)	70.1%	1.2%	88.0%	96.5%	74.9%

2005

Gross premiums written	$902.2	—	$133.0	$113.5	$1,148.7
Net premiums written	443.8	—	126.5	67.3	637.6

Net premiums earned (1)	$446.8	—	$119.2	$60.7	$626.7
Loss and loss adjustment expenses	492.2	—	56.1	41.4	589.7
Underwriting expenses (2)	94.1	—	51.9	18.2	164.1

Underwriting (loss) profit (3)	$(139.4)	—	$11.2	$1.1	(127.1)

Net investment income (1)					46.0
Net realized capital gains (1)					30.4
Other income (1)					2.7
Other expenses (2)					(23.3)

Earnings before income taxes and minority interest					$(71.3)

Loss ratio (4)	110.2%	—	47.1%	68.2%	94.1%
Expense ratio (5)	21.1%	—	43.5%	29.9%	26.2%
Combined ratio (6)	131.2%	—	90.6%	98.1%	120.3%

(1)	Represent components of total revenues.

(2)	Underwriting expenses represent commission and brokerage expenses and that portion of salaries, administration and other operating expenses directly attributable to underwriting activities, whereas the remainder constitutes other expenses.

(3)	Represents net premiums earned less loss and loss adjustment expenses and underwriting expenses, all as determined in accordance with GAAP, and does not include net investment income and other income or net realized capital gains. Underwriting profit does not replace net income determined in accordance with GAAP as a measure of profitability; rather, we believe that underwriting profit, which does not include net investment income and other income or net realized capital gains, enhances the understanding of AIHL’s insurance operating units’ operating results by highlighting net income attributable to their underwriting performance. With the addition of net investment income and other income and net realized capital gains, reported pre-tax net income (a GAAP measure) may show a profit despite an underlying underwriting loss. Where underwriting losses persist over extended periods, an insurance company’s ability to continue as an ongoing concern may be at risk. Therefore, we view underwriting profit as an important measure in the overall evaluation of performance.

(4)	Loss and loss adjustment expenses divided by net premiums earned, all as determined in accordance with GAAP.

(5)	Underwriting expenses divided by net premiums earned, all as determined in accordance with GAAP.

(6)	The sum of the loss ratio and expense ratio, all as determined in accordance with GAAP, representing the percentage of each premium dollar an insurance company has to spend on losses (including loss adjustment expenses) and underwriting expenses.
     RSUI’s net premiums earned for the third quarter and first nine months of 2006 increased from the corresponding 2005 periods, reflecting volume increases in all casualty lines of business, due primarily to growth in gross premiums written. In addition, net premiums earned increased in property lines of business due to higher prices and increased retention and reduced cessions under its property surplus-share reinsurance treaties, partially offset by higher per risk and catastrophe reinsurance costs.
     RSUI’s underwriting profit for the third quarter and first nine months of 2006 increased from the corresponding 2005 periods, reflecting significantly lower net catastrophe losses. Catastrophe losses amounted to $3.8 million and $6.2 million during the three months and nine months ended September 30, 2006, compared with $276.0 million and $289.5 million in the corresponding 2005 periods. In addition, 2006 results benefited from lower estimated ultimate casualty loss and loss adjustment expense ratios for the current accident year in the general liability, professional liability and umbrella lines of business, and reductions in premiums ceded by RSUI to reinsurers under its surplus share reinsurance treaties. RSUI’s underwriting profit in each of its casualty and property lines of business increased in the first nine months ended September 30, 2006 from the corresponding 2005 period, despite, with respect to property lines, a substantial increase at May 1, 2006 in the cost of RSUI’s per risk and catastrophe reinsurance. RSUI did not make any changes to prior year loss and loss adjustment expense reserves during the third quarter or first nine months of 2006, including loss estimates relating to 2005 and 2004 hurricane losses. While RSUI believes its reserves related to such hurricane losses as of September 30, 2006 are adequate, it continues to closely monitor reported claims and will adjust its estimates of gross and net losses as new information becomes available.
     AIHL Re’s net premiums earned for the third quarter of 2006 were $17.5 million, which produced an underwriting profit of $17.3 million. AIHL Re did not incur any losses in the 2006 third quarter, reflecting the absence of significant catastrophe losses during the period.
     CATA’s net premiums earned for the third quarter and first nine months of 2006 increased from the corresponding 2005 periods, primarily reflecting the growth in gross and net premiums written in CATA’s commercial surety line of business. CATA’s underwriting profit for the third quarter and first nine months of 2006 increased from the corresponding 2005 periods, reflecting favorable loss emergence principally in its commercial surety, contract surety and liability lines of business and an increase in net premiums earned in the commercial surety line of business. As a result of the favorable loss emergence, in the first nine months of 2006, CATA released $11.1 million of prior year loss reserves (of which $4.8 million was released in the 2006 third quarter), compared with a release in the first nine months of 2005 of $2.9 million of prior year loss reserves (of which $0.7 million was released in the 2005 third quarter). The favorable impact on CATA’s results of such reserve releases was partially offset by $6.5 million of higher than expected property losses in the first nine months of 2006.
     Darwin’s net premiums earned in the third quarter and first nine months of 2006 increased from the corresponding 2005 periods reflecting substantial growth in gross and net premiums written across all of Darwin’s lines of business. Darwin’s 2006 third quarter and first nine months underwriting profit increased from the corresponding 2005 periods, primarily reflecting an increase in net premiums earned due to increased levels of gross and net premiums written across all lines of business and a slight decrease in expenses relative to premium volume. Also benefiting the results in the first nine months of 2006 was a release in the 2006 second quarter of $0.8 million of 2003 accident year loss reserves.
     AIHL’s net investment income increased approximately 97% for the 2006 third quarter and 90% for the first nine months of 2006 from the corresponding 2005 periods, reflecting a larger invested asset base attributable principally to capital contributions made by Alleghany to RSUI and Darwin during the 2005 fourth quarter, higher investment yields and positive cash flow.
     Highlights of results for corporate activities during the three and nine months ended September 30, 2006 and 2005 were as follows (in millions):

	Three months ended		Nine months ended
	September 30,		September 30,
	2006	2005	2006	2005

Revenues	$6.2	$50.9	$41.0	$83.3

Other operating expenses	0.6	0.5	3.0	2.3

Corporate administration expense	11.6	11.2	29.6	30.7

Interest expense	1.4	1.0	4.3	2.5

(Loss) earnings before income taxes and minority interest	$(7.4)	$38.2	$4.1	$47.8

     Corporate activities’ 2006 third quarter results primarily reflect no net realized capital gains from sales of securities in the 2006 third quarter, compared with $45.3 million of net realized capital gains from the sale of securities in the corresponding 2005 period. For the first nine months of 2006, corporate activities’ results reflect the sale by Alleghany Properties on May 26, 2006 of 59 acres of real property in Rocklin County, California for $29.3 million, resulting in an estimated net pre-tax gain of $23.1 million and $2.4 million of net realized capital gains, compared with $67.3 million of net realized capital gains in the corresponding 2005 period.
     As of September 30, 2006, Alleghany beneficially owned 6.0 million shares, or approximately 1.7 percent, of the outstanding common stock of Burlington Northern Santa Fe Corporation, which had an aggregate market value on that date of approximately $440.6 million, or $73.44 per share. The aggregate cost of such shares is approximately $72.4 million, or $12.07 per share.

     Additional information regarding the 2006 third quarter results of Alleghany and its operating units is contained in Alleghany’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006, which will be filed with the U.S. Securities and Exchange Commission on or about November 7, 2006.
Comment on Regulation G
     This press release includes certain non-GAAP financial measures. The reconciliations of such measures to the most comparable GAAP figures are included herein. Throughout this press release Alleghany presents its operations in the way it believes will be most meaningful and useful to the investing public and others who use such information in evaluating Alleghany’s results.
     In addition to the GAAP presentations of net earnings, Alleghany also shows net earnings as adjusted to exclude both net catastrophe losses after tax and realized capital gains, a non-GAAP financial measure, which is intended to assist investors in analyzing the impact of such items and represents the way management analyzes Alleghany’s results. Catastrophe losses and gains on investment transactions can fluctuate significantly from period to period, which could distort the analysis of trends and comparability of reported periods.
     Investors should consider these non-GAAP measures in addition to, and not as a substitute for, measures of financial performance prepared in accordance with GAAP.
# # #
Forward-looking Statements
     This press release contains disclosures which are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. These forward-looking statements are based upon Alleghany’s current plans or expectations and are subject to a number of uncertainties and risks that could significantly affect current plans, anticipated actions and Alleghany’s future financial condition and results. These statements are not guarantees of future performance, and Alleghany has no specific intention to update these statements. The uncertainties and risks include, but are not limited to, risks relating to Alleghany’s insurance operating units such as
•	significant weather-related or other natural or human-made catastrophes and disasters;

•	the cyclical nature of the property and casualty industry;

•	the long-tail and potentially volatile nature of certain casualty lines of business written by Alleghany’s insurance operating units;

•	the cost and availability of reinsurance;

•	exposure to terrorist acts;

•	the willingness and ability of Alleghany’s insurance operating units’ reinsurers to pay reinsurance recoverables owed to the insurance operating units;

•	changes in the ratings assigned to Alleghany’s insurance operating units;

•	claims development and the process of estimating reserves;

•	legal and regulatory changes;

•	the uncertain nature of damage theories and loss amounts;

•	increases in the levels of risk retention by Alleghany’s insurance operating units; and

•	adverse loss development for events insured by Alleghany’s insurance operating units in either the current year or prior year.
Additional risks and uncertainties include general economic and political conditions, including the effects of a prolonged U.S. or global economic downturn or recession; changes in costs; variations in political, economic or other factors; risks relating to conducting operations in a competitive environment; effects of acquisition and disposition activities, inflation rates or recessionary or expansive trends; changes in market prices of Alleghany’s significant equity investments; extended labor disruptions, civil unrest or other external factors over which Alleghany has no control; and changes in Alleghany’s plans, strategies, objectives, expectations or intentions, which may happen at any time at its discretion. As a consequence, current plans, anticipated actions and future financial condition and results may differ from those expressed in any forward-looking statements made by Alleghany or on its behalf.
ALLEGHANY CORPORATION
COMBINING STATEMENTS OF EARNINGS
(dollars in thousands)
(unaudited)

	THREE MONTHS ENDED 9/30/06			THREE MONTHS ENDED 9/30/05
	ALLEGHANY			ALLEGHANY
	INSURANCE	CORPORATE		INSURANCE	CORPORATE
	HOLDINGS	ACTIVITIES	COMBINED	HOLDINGS	ACTIVITIES	COMBINED
Revenues
Net premiums earned	$262,509	$0	$262,509	$194,489	$0	$194,489
Net investment income	33,920	6,170	40,090	17,210	5,034	22,244
Net realized capital (losses) gains	(452)	1	(451)	4,595	45,311	49,906
Other income	233	24	257	707	583	1,290

Total revenues	296,210	6,195	302,405	217,001	50,928	267,929

Costs and expenses
Loss and loss adjustment expenses	126,053	0	126,053	360,038	0	360,038
Commissions and brokerage	64,945	0	64,945	55,738	0	55,738
Other operating expenses	11,670	674	12,344	7,742	577	8,319
Corporate administration	0	11,610	11,610	7	11,230	11,237
Interest expense	0	1,369	1,369	0	877	877

Total costs and expenses	202,668	13,653	216,321	423,525	12,684	436,209

Earnings (loss) from continuing operations, before income taxes and minority interest	$93,542	($7,458)	86,084	($206,524)	$38,244	(168,280)

Income taxes			30,885			(67,520)

Earnings (loss) from continuing operations, before minority interest			55,199			(100,760)

Minority interest, net of tax			1,802			0

Earnings (loss) from continuing operations			53,397			(100,760)

Discontinued operations
Operations			0			13,659
Income taxes			0			5,388

Earnings from discontinued operations, net			0			8,271

Net earnings (loss)			$53,397			($92,489)

Net earnings (loss)			$53,397			($92,489)
Preferred dividends			4,357			0

Net earnings available to common stockholders			$49,040			($92,489)

ALLEGHANY CORPORATION
COMBINING STATEMENTS OF EARNINGS
(dollars in thousands)
(unaudited)

	NINE MONTHS ENDED 9/30/06			NINE MONTHS ENDED 9/30/05
	ALLEGHANY			ALLEGHANY
	INSURANCE	CORPORATE		INSURANCE	CORPORATE
	HOLDINGS	ACTIVITIES	COMBINED	HOLDINGS	ACTIVITIES	COMBINED
Revenues
Net premiums earned	$739,803	$0	$739,803	$626,695	$0	$626,695
Net investment income	87,395	14,336	101,731	45,998	10,930	56,928
Net realized capital gains	15,006	2,409	17,415	30,407	67,343	97,750
Other income	1,595	24,302	25,897	2,735	4,951	7,686

Total revenues	843,799	41,047	884,846	705,835	83,224	789,059

Costs and expenses
Loss and loss adjustment expenses	371,744	0	371,744	589,620	0	589,620
Commissions and brokerage	182,519	0	182,519	164,160	0	164,160
Other operating expenses	31,699	3,165	34,864	23,353	2,197	25,550
Corporate administration	0	29,594	29,594	10	30,693	30,703
Interest expense	0	4,275	4,275	0	2,542	2,542

Total costs and expenses	585,962	37,034	622,996	777,143	35,432	812,575

Earnings (loss) from continuing operations, before income taxes and minority interest	$257,837	$4,013	261,850	($71,308)	$47,792	(23,516)

Income taxes			73,078			(16,706)

Earnings (loss) from continuing operations, before minority interest			188,772			(6,810)

Minority interest, net of tax			2,969			0

Earnings (loss) from continuing operations			185,803			(6,810)

Discontinued operations
Operations			0			13,006
Income taxes			0			6,412

Earnings from discontinued operations, net			0			6,594

Net earnings (loss)			$185,803			($216)

Net earnings (loss)			$185,803			($216)
Preferred dividends			4,688			0

Net earnings available to common stockholders			$181,115			($216)

ALLEGHANY CORPORATION
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	SEPTEMBER 30,
	2006	DECEMBER 31,
	(unaudited)	2005*
ASSETS
Available for sale securities at fair value:
Equity securities	$799,484	$796,192
Debt securities	2,462,572	1,589,371
Short-term investments	677,436	738,846

	3,939,492	3,124,409
Other invested assets	11,477	10,876

Total investments	3,950,969	3,135,285

Cash	71,095	47,457
Notes receivable	91,589	91,535
Premium balances receivable	197,724	223,378
Reinsurance recoverables	1,213,069	1,642,199
Ceded unearned premium reserves	366,001	314,472
Deferred acquisition costs	80,353	62,161
Property and equipment — at cost, net of accumulated depreciation and amortization	18,106	19,708
Goodwill and other intangibles, net of amortization	161,573	167,506
Other assets	79,443	74,196
Current taxes receivable	0	18,310

	$6,229,922	$5,796,207

LIABILITIES AND STOCKHOLDERS’ EQUITY
Losses and loss adjustment expenses	$2,339,892	$2,581,041
Unearned premiums	936,557	812,982
Reinsurance payable	131,518	181,693
Net deferred tax liabilities	65,374	95,988
Subsidiaries’ debt	80,000	80,000
Current taxes payable	34,053	0
Minority interest	71,716	0
Other liabilities	226,285	176,176

Total liabilities	3,885,395	3,927,880
Stockholders’ equity	2,344,527	1,868,327

	$6,229,922	$5,796,207

COMMON SHARES OUTSTANDING (adjusted for stock dividends)	7,952,637	8,062,977

*	Certain amounts have been reclassified to conform to the 2006 presentation.